Exhibit 99.1

Hycroft to Join Russell 3000® Index

WINNEMUCCA, NV, May 26, 2026 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”), a U.S.-based gold and silver development company that owns the Hycroft Mine in Nevada, USA, is pleased to announce that it is set to join the broad-market Russell 3000® Index, effective at the open of U.S. equity markets on June 29, 2026.

The annual reconstitution of the Russell US indexes captures the largest US stocks, ranking them by total market capitalization. Membership in the Russell 3000® Index, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index, as well as the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings and style attributes.

FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Approximately $19.89 trillion is benchmarked to FTSE Russell indexes. Leading asset owners, asset managers, ETF providers and investment banks choose FTSE Russell indexes to benchmark their investment performance and create ETFs, structured products and index-based derivatives.

Eric Colby, Executive Vice President, Corporate Development and Investor Relations, commented: “Inclusion in the Russell 3000® Index is a significant milestone for Hycroft and a reflection of the progress we have made in recent years. As the developer of one of the world’s largest precious metals deposits located in Nevada, a Tier-1 jurisdiction, we believe Hycroft offers a compelling investment opportunity. This inclusion will increase our profile and visibility among institutional and retail investors. We look forward to introducing the Company to an ever-expanding audience as we continue to advance our project towards production in addition to expanding our two recently discovered high-grade silver systems at Brimstone and Vortex.”

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing the Hycroft Mine, among the world’s largest precious metals deposits, located in northern Nevada, a Tier-1 mining jurisdiction. In 2023, Hycroft announced the discovery of two new high-grade silver systems within the known resource area and the Company is engaged in a robust exploration drill program (2025-2026 drill program) designed to expand these two systems in addition to targeting new opportunities. These discoveries represent a significant value driver for the Hycroft Mine. In addition, after a long history of oxide heap leach operations, the Company is focused on transitioning the Hycroft Mine into a milling operation for processing the sulfide mineralization.

For further information, please contact:

E: info@hycroftmining.com

Investor Relations Phone: 775-245-0564

www.hycroftmining.com

Media: Tavistock, Jos Simson / Emily Moss

E: hycroft@tavistock.co.uk

Phone: +44 207 920 3150

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release and in public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. These include, but are not limited to, statements regarding future business strategy, plans and goals, competitive strengths, the advancement and development of the Hycroft Mine, the results and implications of metallurgical analysis and test work, and the expansion and growth of our business.

Forward-looking statements are often identified by future or conditional words such as “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “target,” “budget,” “may,” “can,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to” and similar words or expressions but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. The risks include, but are not limited to: (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to the lack of a completed feasibility study; risks related to metallurgical test work and process development; and risks related to our ability to re-establish commercially feasible mining and processing operations; and (ii) industry-related risks, including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; and the availability and cost of equipment, supplies, energy or reagents.

Any exploration target described in this press release does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve. Ranges of potential tonnage and grade (or quality) of an exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource.

These and other risks may cause actual results to differ materially from those expressed or implied by the forward-looking statements, and the occurrence of one or more of these events or circumstances, alone or in combination with others, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports filed with the SEC, for more information about these and other risks.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements are based on assumptions that we believe are reasonable when made, forward-looking statements are not guarantees of future performance and actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release.

Any forward-looking statements made in this press release speak only as of the date of this press release. We undertake no obligation to update these forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

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